                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

               HOME PROPERTIES REPORTS THIRD QUARTER 2006 RESULTS
         FFO Per Share Exceeds Wall Street's Mean Estimate by Two Cents

ROCHESTER,  NY,  October  31,  2006 - Home  Properties,  Inc.  (NYSE:HME)  today released  financial results for the third quarter ending September 30, 2006. All results are reported on a diluted basis.

"Funds from  Operations  per share in 2006,  at our  projected  level of between
$3.05 and $3.07,  will be the  highest in Home  Properties'  history as a public company,"  said Edward J.  Pettinella,  President and Chief  Executive  Officer.
"Operating fundamentals have greatly improved during 2006 and resulted in a 7.1%
increase in net operating income for the first nine months this year compared to the same period a year ago.  This  improvement  combined  with the  accretion to earnings  we expect  from the  recent  $200  million  convertible  senior  notes offering,  the stronger  geographic  footprint following the sale of our Detroit and  Upstate New York  portfolios,  and  further  progress  in our utility  cost recovery program  position the Company very solidly to deliver  excellent future results."

Earnings per share ("EPS") for the quarter  ended  September 30, 2006 was $0.30, compared to $0.47 for the quarter  ended  September  30,  2005.  The decrease is primarily attributable to a $9.4 million gain on sale of real estate in the 2005 third  quarter.  Included in the $9.4 million gain in the third  quarter of 2005 was a $7.7 million gain, which offset a real estate  impairment  charge taken in the first quarter of 2005. These offsetting amounts in 2005 were a result of the completion  of the  disposition  of the  Company's  interests in the  affordable properties. EPS for the nine months ended September 30, 2006 was $0.77, compared to $0.66 for the nine months ended September 30, 2005. The increase is primarily attributable to the $5.5 million  favorable impact on depreciation  expense from the held for sale  accounting  treatment  of the  Upstate  New York  and Detroit portfolios in 2006 and a $4.6 million  increase in utility  reimbursements  from those recovery programs which were fully phased in during 2006, partially offset by the  lower  gain on sale of real  estate  of $6.2  million  during  the  2006 year-to-date period.

For the quarter ended  September  30, 2006,  Funds From  Operations  ("FFO") was
$39.3  million,  or $0.83 per share,  compared  to $45.7  million,  or $0.94 per share,  for the quarter ended September 30, 2005.  Before the effects of gain on sale of real estate (which offset real estate impairment charges recorded in the first quarter as more fully described above), Operating FFO for the same quarter in 2005 was $38.3  million,  or $0.79 per  share.  Third  quarter  2006  results exceeded the midpoint of analysts'  mean  estimate,  as reported by Thomson,  by
$0.02 and equate to a 2.5% increase in total FFO from the comparable  prior-year period and a 5.0% increase on a per-share  basis. A  reconciliation  of GAAP net income to FFO is included in the financial data accompanying this press release.

Third Quarter Operating Results
-------------------------------

For the  third  quarter  of 2006,  same-property  comparisons  (for  106  "Core"
properties  containing  31,253  apartment  units  owned  since  January 1, 2005)
reflected an increase in total  revenues of 4.0% as compared to the same quarter a year ago. "Core" properties exclude the 18 properties with 4,567 units located in Upstate New York which are classified as held for sale at September 30, 2006.
Net operating  income ("NOI")  increased by 4.0% from the third quarter of 2005.
Property level operating expenses  increased by 4.1% for the quarter,  primarily due to increases in electricity, repairs and maintenance,  personnel expense and property insurance costs, partially offset by decreases in advertising expenses.

Average  economic  occupancy for the Core  properties was 93.8% during the third quarter of 2006,  compared to 94.3%  during the third  quarter of 2005.  Average monthly rental rates increased 3.4% to $1,081 from the year-ago period.

On a sequential basis,  compared to the 2006 second quarter results for the Core properties,  total revenues were up 0.9% in the third quarter of 2006,  expenses were up 5.1% and net operating  income was down 1.5%. Average economic occupancy decreased  0.8% to 93.8%.  As the Company has  progressed  with the heating cost recovery  program,  it has  experienced  some  shifting of  sequential  revenues because  heating costs  recovered  from residents will be recorded only when the expense is incurred,  predominantly in the colder months of the fourth and first quarters,  rather than over a 12-month  period,  as they were when heating costs were included in residents'  monthly base rent.  The higher  sequential  expense growth can be attributed to two factors:  higher  repair and  maintenance  costs incurred in the third quarter due to favorable  weather  conditions  for outside projects,  which  is  the  typical  seasonality  experienced  each  year,  and a difficult comparison to the second quarter for real estate taxes, due to the net
$435,000  benefit  from  successful  tax  assessment  appeals  relating to prior periods but received and recorded in the second quarter.

Occupancies for the 3,489 net apartment units acquired/developed between January
1, 2005 and September 30, 2006 (the "Recently  Acquired  Communities")  averaged
92.7% during the third quarter of 2006 at average monthly rents of $1,134.

Year-to-Date Operating Results
------------------------------

For the nine months ended September 30, 2006, same-property  comparisons for the
Core  properties  reflected an increase in total revenues of 5.4% resulting in a
7.1% increase in net operating income compared to the first nine months of 2005.
Property level operating expenses increased by 3.2%,  primarily due to increases in natural gas heating costs,  repairs and maintenance  and property  insurance, offset,  in part,  by  reductions  in personnel  expense,  advertising  and snow removal costs.

Average  economic  occupancy for the Core  properties was 94.2% during the first nine months of 2006, up from 93.7% a year ago, with average monthly rents rising
3.1%.

Acquisitions
------------

The Company  previously  announced the acquisition during the 2006 third quarter of two apartment communities in the Boston, Massachusetts suburb of Marlborough:
The Heights  (348 units) and The Meadows (264 units) for $48.9 million and $34.2 million, respectively.

In addition, on October 4, 2006, the Company acquired two communities located in
Bel Air and  Cockeysville,  Maryland,  with a total of 320 units from affiliated sellers for a total of $32.4 million. The consideration  included the assumption of $11.4  million of debt,  $0.6 million of cash and $20.4  million of Operating
Partnership  units. For purposes of determining the number of OP units issued, a value of $53.00 per unit was set when the  transaction  was  negotiated  in late
Spring of 2006, which exceeded the general price range at which HME common stock was trading at the time. Both properties are thirty-three years old and over 95%
occupied. The weighted average first year capitalization rate projected on these two acquisitions is 6.9%.

Disposition of Upstate New York Portfolio
-----------------------------------------

The Company  previously  announced the signing of a definitive  contract to sell its  entire  Upstate New  York  portfolio  of  18  properties  containing  4,567 apartment  units.  Closing  activities are progressing  with an expected closing date before the end of 2006. The financial  details of the sale will be provided after closing.

Capital Markets Activities
--------------------------

As  of  September  30,  2006,  the  Company's  ratio  of  debt-to-total   market
capitalization  was 41.2%  (based on the closing  stock price on September 30 of
$57.16 to determine  equity value),  with $59.5 million  outstanding on its $140 million revolving credit facility and $7.7 million of unrestricted cash on hand.
Mortgage debt of $1.9 billion was  outstanding,  at rates of interest  averaging
5.8%  and  with  staggered  maturities  averaging   approximately  seven  years.
Approximately  95% of total  indebtedness is at fixed rates.  Interest  coverage averaged  2.5 times during the quarter.  The fixed charge ratio,  which includes preferred dividends, averaged 2.3 times.

The Company  estimates  its net asset value  ("NAV") per share at September  30,
2006 to be $60.36 based on capitalizing at 6.05% the total of the annualized and seasonally  adjusted third quarter  property net operating  income,  plus a 3.0%
growth factor,  minus a management  fee. The Company  believes the cap rate used reflects current market conditions.

During the third  quarter of 2006,  the  Company did not  repurchase  any common shares.  Through  the end of the third  quarter,  the total  shares  repurchased during 2006 were  approximately 1.7 million shares for $84.5 million,  or $50.30 per share. As of September 30, 2006, the Company had Board  authorization to buy back up to approximately 1.5 million additional shares/units of its common stock
or  Operating   Partnership  Units.  On  October  24,  the  Company  repurchased approximately  930,000 common shares,  as mentioned  below. On October 27, 2006, the Board increased the buy back authorization by 2 million shares/units,  which leaves a remaining  authorization of approximately 2.6 million  shares/units for future repurchase.

Subsequent  to the end of the third  quarter,  the Company  issued $200  million
(including a $25 million  over-allotment  purchase  option  exercised  after the original  $175 million  issuance) of  convertible  senior notes with a coupon of
4.125%. The notes will be convertible into  Home Properties  common shares at an initial  exchange  price of $73.34  per  common  share.  The  notes  will not be redeemable  at the option of the Company for five years,  except to preserve the status of Home Properties as a REIT.

The  combined  proceeds  from this  transaction,  together  with the sale of the
Upstate New York  portfolio,  will be used to  repurchase  stock ($58 million on
October 24, 2006 concurrent with the notes closing), repay certain indebtedness, acquire  properties  in select  East Coast  markets and redeem the 9.0% Series F
Cumulative Redeemable Preferred Stock on or after March 25, 2007.

"The  convertible  notes  offering  will be  accretive to earnings in 2007 by an amount  which will more than offset  anticipated  dilution  from the sale of our
Upstate New York  portfolio,"  said Edward J.  Pettinella,  President  and Chief
Executive Officer.

Outlook
-------

For 2006, the Company has increased its guidance,  based on actual third quarter results  compared to the expected range of prior  guidance,  and now expects FFO per share  between  $3.05 and $3.07 per share,  which will produce FFO per share growth of 7.0% to 7.7% when  compared  to 2005  results  prior to the effects of
real  estate   impairment   charges  in  2005.   This  guidance  range  reflects
management's current assessment of economic and market conditions.

The range for the fourth  quarter has been  tightened  on the low side,  and the
Company now expects FFO per share between $0.75 and $0.77.  Assumptions used for the 2006 projections are included with the published supplemental information.

The Company's  outlook for 2007,  including  assumptions,  will be provided upon release of year-end 2006 results.

Conference Call
---------------

The Company will conduct a conference call and simultaneous  Webcast tomorrow at
11:00 AM  Eastern Time to review the  information  reported in this release.  To listen to the call, please dial  800-618-9702  (International  212-341-7099).  A replay of the call will be  available  through  November  7,  2006,  by  dialing
800-633-8284 or 402-977-9140 and entering 21279307.  The Company Webcast,  which includes a slide  presentation,  will be available live, and archived by 2:30 PM through the "Investors" section of our Web site,  www.homeproperties.com,  under the heading, "News & Events."

The Company produces  supplemental  information that provides details  regarding property  operations,  other  income,  acquisitions,  sales,  market  geographic breakdown,  debt and net asset value. The supplemental  information is available via the Company's Web site, e-mail or via facsimile upon request.

This press release  contains  forward-looking  statements.  Although the Company believes expectations reflected in such forward-looking  statements are based on reasonable  assumptions,  it can give no assurance that its expectations will be achieved.  Factors  that may cause  actual  results  to differ  include  general economic and local real estate conditions, the weather and other conditions that
might  affect  operating  expenses,   the  timely  completion  of  repositioning
activities within anticipated  budgets,  the actual pace of future  acquisitions and dispositions, and continued access to capital to fund growth.

Home Properties is a publicly traded apartment real estate investment trust that owns, operates,  acquires and rehabilitates  apartment  communities primarily in selected Northeast,  Mid-Atlantic and Southeast Florida markets. Currently, Home
Properties operates 144 communities containing 43,210 apartment units. Of these,
39,641 units in 139 communities are owned directly by the Company; 868 units are partially owned and managed by the Company as general  partner,  and 2,701 units are managed for other owners.  For more information,  visit Home Properties' Web site at www.homeproperties.com.

Tables to follow.

                                        Avg.
                                      Economic
Third Quarter Results:              Occupancy(a)        Q3 '06                    Q3 '06 vs. Q3 '05
----------------------              ------------        ------                    -----------------
                                                       Average
                                                       Monthly
                                                        Rent/      % Rental    % Rental     % Rental
                                                         Occ         Rate      Revenue       Revenue        % NOI
                                  Q3 '06    Q3 '05       Unit       Growth      Growth      Growth(e)      Growth
                                  ------    ------       ----       ------      ------      ---------      ------

Core Properties(b)                93.8%      94.3%      $1,081       3.4%        2.8%         3.6%          4.0%

Held for Sale Properties(c)       93.0%      91.4%        $767       0.5%        2.3%         2.9%          8.5%

Acquisition Properties(d)         92.7%       NA        $1,134        NA          NA           NA            NA
                                  ----       ----       ------       ---         ---          ---           ---
TOTAL PORTFOLIO                   93.6%      94.3%      $1,048        NA          NA           NA            NA

                                        Avg.
                                      Economic
Year-To-Date Results:               Occupancy(a)       YTD '06                   YTD '06 vs. YTD '05
---------------------               ------------       -------                   -------------------
                                                       Average
                                                       Monthly
                                                        Rent/      % Rental    % Rental     % Rental
                                                         Occ         Rate      Revenue       Revenue        % NOI
                                 YTD '06    YTD '05      Unit       Growth      Growth      Growth(e)      Growth
                                 -------    -------      ----       ------      ------      ---------      ------

Core Properties(b)                94.2%      93.7%      $1,069       3.1%        3.7%         5.1%          7.1%

Held for Sale Properties(c)       92.1%      91.5%        $760      -0.2%        0.5%         1.3%          1.5%

Acquisition Properties(d)         92.7%       NA        $1,103        NA          NA           NA            NA
                                  ----       ----       ------       ---         ---          ---           ---
TOTAL PORTFOLIO                   93.9%      93.7%      $1,035        NA          NA           NA            NA

(a)  Average economic  occupancy is defined as total possible rental income, net of vacancy and bad debt expense as a percentage  of total  possible  rental income.  Total  possible  rental income is  determined by valuing  occupied units at contract rates and vacant units at market rents.

(b)  Core Properties  includes 106 properties with 31,253  apartment units owned throughout 2005 and 2006.

(c)  Held for Sale Properties  includes 18 properties with 4,567 apartment units owned throughout 2005 and 2006.

(d)  Reflects  13  properties  with  3,489  apartment  units  acquired/developed subsequent to January 1, 2005.

(e)  Including utility recoveries.

                              HOME PROPERTIES, INC.
                  SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
           (in thousands, except share and per share data - Unaudited)

                                                                         Three Months Ended      Nine Months Ended
                                                                            September 30            September 30
                                                                          2006        2005        2006        2005
                                                                          ----        ----        ----        ----

Rental income                                                           $105,740     $96,316    $311,721    $281,149
Property other income                                                      7,270       5,636      20,047      13,618
Interest income                                                              553          92         763         233
Other income                                                               1,692         476       2,713       1,503
                                                                        --------     -------    --------    --------
   Total revenues                                                        115,255     102,520     335,244     296,503
                                                                        --------     -------    --------    --------

Operating and maintenance                                                 45,650      42,105     141,064     129,297
General and administrative                                                 5,607       4,894      16,703      14,443
Interest                                                                  26,637      23,971      78,973      67,742
Depreciation and amortization                                             24,236      20,333      70,166      58,619
Impairment of assets held as General Partner                                   -           -           -         400
                                                                        --------     -------    --------    --------
   Total expenses                                                        102,130      91,303     306,906     270,501
                                                                        --------     -------    --------    --------

Income from operations                                                    13,125      11,217      28,338      26,002
Minority interest in Operating Partnership                                (3,381)     (3,219)     (7,344)     (6,939)
                                                                        --------     -------    --------    --------
Income from continuing operations                                          9,744      7,998      20,994      19,063
                                                                        --------     -------    --------    --------

Discontinued operations
   Income (loss) from operations, net of minority interest                 2,167       2,338       6,397       1,097
   Gain (loss) on disposition of property, net of minority Interest         (200)      6,367      2,161        6,290
                                                                        --------     -------    --------    --------
Discontinued operations                                                    1,967       8,705      8,558        7,387
                                                                        --------     -------    --------    --------

Net Income                                                                11,711      16,703      29,552      26,450
Preferred dividends                                                       (1,350)     (1,350)     (4,050)     (4,929)
                                                                        --------     -------    --------    --------
Net income available to common shareholders                             $ 10,361    $ 15,353    $ 25,502    $ 21,521
                                                                        ========    ========    ========    ========

Reconciliation from net income available to common shareholders to
   Funds From Operations:

Net income available to common shareholders                             $ 10,361    $ 15,353    $ 25,502   $  21,521
Real property depreciation and amortization                               24,477      24,997      74,016      72,524
Minority Interest                                                          3,381       3,219       7,344       6,939
Minority Interest - income (loss) from discontinued operations               873       1,130       3,013         524
Loss (gain) on disposition of discontinued operations                        200         958      (2,161)      1,036
Loss from early extinguishment of debt in connection with sale of
   real estate                                                                 -           -       2,970           -
                                                                        --------     -------    --------    --------
FFO - basic (1)                                                         $ 39,292    $ 45,657    $110,684    $102,544
                                                                        ========    ========    ========    ========

(1)  Pursuant to the revised  definition of Funds From Operations adopted by the
     Board of Governors of the National  Association  of Real Estate  Investment
     Trusts  ("NAREIT"),  FFO is defined as net income  (computed in  accordance with  accounting  principles  generally  accepted  in the United  States of
     America  ("GAAP"))  excluding gains or losses from disposition of property, minority  interest  and  extraordinary  items plus  depreciation  from real property.  In 2006, the Company added back debt extinguishment  costs which were incurred as a result of repaying property specific debt triggered upon sale as a gain loss on sale of the property.  Because of the limitations of the FFO  definition as published by NAREIT as set forth above,  the Company has made certain  interpretations  in applying the definition.  The Company believes all adjustments not specifically  provided for are consistent with the definition.  Other  similarly  titled measures may not be calculated in the same manner.

                              HOME PROPERTIES, INC.
                  SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
           (in thousands, except share and per share data - Unaudited)

                                                                    Three Months Ended          Nine Months Ended
                                                                       September 30                September 30
                                                                     2006         2005         2006          2005
                                                                     ----         ----         ----          ----

FFO - basic                                                      $   39,292    $   45,657    $ 110,684    $ 102,544
Preferred dividends - convertible preferred stock (2)                     -             -            -          879
                                                                 ----------    ----------    ---------    ---------
        FFO - diluted                                            $   39,292    $   45,657    $ 110,684    $ 103,423
                                                                 ==========    ==========   ==========   ==========

FFO - basic                                                      $   39,292    $   45,657    $ 110,684    $ 102,544
Preferred dividends - convertible preferred stock                         -             -            -          879
(Gain) loss on disposition of discontinued operations                     -        (7,325)           -          400
                                                                 ----------    ----------    ---------    ---------
        FFO - operating (4)                                     $   39,292    $   38,332    $ 110,684    $ 103,823
                                                                 ==========    ==========   ==========   ==========

FFO - basic                                                      $   39,292    $   45,657    $ 110,684    $ 102,544
Preferred dividends - convertible preferred stock                         -             -            -          879
Recurring non-revenue generating capital expenses                    (5,097)       (5,592)     (16,486)     (16,639)
                                                                 ----------    ----------    ---------    ---------
        AFFO (5)                                                 $   34,195    $   40,065   $   94,198   $   86,784
                                                                 ==========    ==========   ==========   ==========

FFO - operating                                                  $   39,292    $   38,332    $ 110,684    $ 103,823
Recurring non-revenue generating capital expenses                     (5,097)      (5,592)     (16,486)    (16,639)
                                                                 ----------    ----------    ---------    ---------
        AFFO - operating                                         $   34,195    $   32,740   $   94,198   $   87,184
                                                                 ==========    ==========   ==========   ==========

Weighted average shares/units outstanding:
        Shares - basic                                             33,336.3     32,518.9     32,526.8      32,072.3
        Shares - diluted                                           34,103.6     32,950.1     33,145.7      32,481.2

        Shares/units - basic (3)                                   46,765.2     48,255.5     47,495.8      47,828.7
        Shares/units - diluted (3)                                 47,532.5     48,686.3     48,144.6      48,680.2

Per share/unit:
        Net income - basic                                          $0.31         $0.47        $0.78         $0.67
        Net income - diluted                                        $0.30         $0.47        $0.77         $0.66

        FFO - basic                                                 $0.84         $0.95        $2.33         $2.14
        FFO - diluted                                               $0.83         $0.94        $2.30         $2.12
        Operating FFO - diluted, before real estate
        impairments (2) (4) (5)                                     $0.83         $0.79        $2.30         $2.13

        AFFO (2) (5)                                                $0.72         $0.82        $1.96         $1.78
        Operating AFFO - before real estate impairments (2)
        (4) (5)                                                     $0.72         $0.67        $1.96         $1.79

        Common Dividend paid                                        $0.64         $0.63        $1.92         $1.89

(2)  The  convertible  preferred  stock has a dilutive  effect on the  per-share calculation  for the nine months ended  September 30, 2005. On May 26, 2005
     the   convertible   preferred  stock  was  converted  and  is  included  in
     outstanding common shares from the date of conversion.

(3)  Basic includes common stock outstanding plus operating partnership units in
     Home Properties,  L.P., which can be converted into shares of common stock.
     Diluted includes additional common stock equivalents.

(4)  Operating  FFO is defined as FFO as  computed  in  accordance  with  NAREIT definition, adjusted for the add back of real estate impairment charges and the  (gain)  loss on  disposition  of  property.  This is  presented  for a consistent comparison of how NAREIT defined FFO in 2003.

(5)  Adjusted  Funds From  Operations  ("AFFO")  is defined as gross FFO less an
     annual   reserve  for   anticipated   recurring,   non-revenue   generating
     capitalized  costs of $525 per apartment unit. The resulting sum is divided by the weighted  average  shares/units on a diluted basis to arrive at AFFO per share/unit.

                              HOME PROPERTIES, INC.
                       SUMMARY CONSOLIDATED BALANCE SHEETS
           (in thousands, except share and per share data - Unaudited)

                                       September 30, 2006      December 31, 2005
                                       ------------------      -----------------

Land                                         $    422,437            $   401,747
Construction in progress                            2,455                  4,471
Buildings, improvements and equipment           2,743,397              2,700,554
Real estate held for sale or disposal, net        144,559                223,938
                                               ----------             ----------
                                                3,312,848              3,330,710
Accumulated depreciation                         (425,090)              (446,159)
                                               ----------             ----------
Real estate, net                                2,887,758              2,884,551

Cash and cash equivalents                           7,700                  5,391
Cash in escrows                                    30,867                 36,674
Accounts receivable                                 7,805                  7,372
Prepaid expenses                                   16,832                 16,141
Deferred charges                                   10,767                 11,156
Other assets                                       13,137                 12,536
Other assets held for sale                          5,791                  4,049
                                               ----------             ----------
Total assets                                   $2,980,657             $2,977,870
                                               ==========             ==========

Mortgage notes payable                         $1,798,611             $1,768,483
Line of credit                                     59,500                 82,000
Accounts payable                                   16,444                 19,458
Accrued interest payable                            8,846                  8,274
Accrued expenses and other liabilities             23,507                 22,565
Security deposits                                  21,655                 21,657
Liabilities held for sale                          79,633                 75,352
                                               ----------             ----------
Total liabilities                               2,008,196              1,997,789

Minority interest                                 262,415                323,269
Stockholders' equity                              710,046                656,812
                                               ----------             ----------
Total liabilities and stockholders' equity     $2,980,657             $2,977,870
                                               ==========             ==========

Total shares/units outstanding:
Common stock                                     33,523.0               31,184.3
Operating partnership units                      13,362.3               16,716.7
                                                 --------               --------
                                                 46,885.3               47,901.0
                                                 ========               ========

                                      # # #

For further information:
------------------------

David P. Gardner, Executive Vice President and Chief Financial Officer, (585)
246-4113

Charis W. Warshof, Vice President, Investor Relations, (585) 295-4237